Exhibit 10.2

AMENDED AND RESTATED PURCHASE OPTION AGREEMENT

RECITALS
This Amended and Restated Purchase Option Agreement is entered into on May 12, 2006, between and among between Sino Olympics Industrial Limited, a British Virgin Islands corporation (“Optionor”), Diguang International Development Co. Ltd., a Nevada corporation formerly known as Online Processing, Inc. (“Optionee”), Shenzhen Diguang Electronics Co., Ltd., a PRC company (“Shenzhen Diguang”), and Messrs. Song Yi and Song Hong (collectively the "Songs”), both residents of the PRC. This agreement shall supercede the purchase option agreement entered on April 21, 2006 by the same parties.

WHEREAS, in connection with a share exchange between Optionee and Diguang International Holdings, Ltd. and its shareholders, including Optionor, the Songs have each entered into an employment agreement with Shenzhen Diguang that, among other things, prohibits them from engaging in activities that are competitive with the business of Shenzhen Diguang; and

WHEREAS, as a result of the share exchange, Optionee is the ultimate parent of Shenzhen Diguang; and

WHEREAS, Optionor, which is wholly owned by the Songs, currently owns a 32.5% equity interest ("the Equity Interest") in North Diamond International Co., Ltd. (“North Diamond”), a British Virgin Islands corporation, which has established a wholly owned company in the PRC, that is about to begin the production of backlight products, in exchange for a total contribution of $487,500 in registered capital;

WHEREAS, Optionor has the right to acquire an additional 32.5% interest in North Diamond common stock from another stockholder at an exercise price of $1 per share, which is equivalent to a total purchase price of $487,500 plus interest; and

WHEREAS, the Songs and Optionor wish to grant to Optionee the Option (as defined in Section 1 below) in connection with such Equity Interest and the additional 32.5% interest in North Diamond on the terms and conditions set forth herein.

NOW, THEREFORE, the parties, intending to be legally bound, agree as follows:

AGREEMENT

1. Optionor hereby grants to Optionee the option (the "Option") to purchase, on or before May 12, 2007, all of the Equity Interest, including the option to acquire the additional 32.5% ownership in North Diamond. Optionee may exercise the Option after written authorization and approval is obtained from a majority of the independent members of Optionee's board of directors. Optionor or the Songs or all of them shall provide those directors with such information regarding North Diamond as the directors feel is necessary to make an informed decision on whether to exercise the Option, subject to any confidentiality requirements as North Diamond may impose. The original written authorization and approval and the original written and signed notice of Optionee's exercise of the Option must be delivered in person or sent by prepaid first-class certified mail, return receipt requested, or recognized commercial courier service to the registered address of Optionor ("Exercise Notice").

2. In consideration for Optionor's granting of the Option to Optionee, Shenzhen Diguang agrees to allow the Songs to devote such time and attention to the business of North Diamond as they deem appropriate, subject to the oversight of the independent members of Optionee's board regarding their discharge of their obligations to Optionee and Shenzhen Diguang. Such permission shall continue only for as long as the Optionor is in full compliance with this Agreement.

3. The purchase price (“Purchase Price”) for the Equity Interest and the additional 32.5% interest, shall be the amount paid by Optionor for the Equity Interest and $487,500, plus interest at the rate of 6% per annum which shall apply to both the Equity Interest and the additional 32.5% interest, plus the assumption of any remaining obligation of Optionor to contribute registered capital to North Diamond. The interest at the rate of 6% per annum shall commence on the date of payment made by Optionor towards its registered capital of North Diamond and shall end on the date of the Exercise Notice. The Purchase Price shall be payable to Optionor as follows. At the closing of the purchase and sale of the Equity Interest (“Closing”), Optionee shall pay the Purchase Price by wire transfer of immediately available funds to Optionor. The Closing shall take place at a location mutually agreed upon by Optionor and Optionee no later than thirty (30) days after Optionor's receipt of the Exercise Notice. Each party shall be responsible for the costs of its own attorneys’ fees incurred in connection with the Closing. All other costs of the purchase of the Equity Interest hereunder shall be paid by Optionee. Upon receipt of the Purchase Price, the Optionor shall transfer the Equity Interest free and clear of any liens, charges, encumbrances or interests of any third party and shall execute or cause to be executed any documents required to fully transfer the Equity Interest. Notwithstanding any delays in the transfer of the Equity Interest to Optionee under the laws of the PRC or otherwise, but subject to applicable laws and regulations and provided that such transfer ultimately receives all required approvals, Optionee shall, as of the Closing, be deemed the beneficial owner of the Equity Interest and shall have all right, title and interest to it that are permitted by all applicable laws and regulations, including, but not limited to, the right to receive Optionor’s pro rata share of profits from North Diamond.

4.  Optionor represents and warrants that as of the date of this Agreement: (a) its ownership of the Equity Interest is in compliance with all applicable law; (b) is free and clear of all liens; (c) is fully transferable in the manner contemplated by this Agreement, both under applicable law and the terms of the relevant joint venture agreement without the need for consent from any third party, but provided that consent is obtained from the board of directors and shareholders of North Diamond; (d) the foregoing representations and warranties will remain true through the date of the Closing and, (e) it will inform Optionee that any of the foregoing representations or warranties is no longer true.

5. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. No party to this Agreement may assign the rights under this Agreement without the prior written consent of all other parties, which consent shall not unreasonably be withheld. Amendment(s) to this Agreement shall be effective only if made in a writing signed by all parties.

 6. Each provision of this Agreement shall be considered severable, and if for any reason any provision that is not essential to effectuate the basic purposes of the Agreement is determined to be invalid and contrary to any existing or future law, such invalidity shall not impair the operation of or affect those provisions of this Agreement that are valid.

7. No party shall have waived any rights under this Agreement unless the waiver is in writing and signed by the waiving party. The waiver by any party of any breach of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

8. This Agreement shall be construed and enforced in accordance with the laws of the State of California and the federal laws of the United States of America. Any dispute or claim arising out of or in connection with this Agreement will be finally settled by binding arbitration in Hong Kong in accordance with the rules of the Hong Kong International Arbitration Centre by one arbitrator appointed in accordance with said rules. The parties shall split the cost of the arbitration filing and hearing fees and the cost of the arbitrator. The arbitrator will award attorneys fees to the prevailing party. The arbitrator shall apply the law of the State of California, without reference to rules of conflicts of law or rules of statutory arbitration, to the resolution of any dispute. Judgement on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. Notwithstanding the foregoing, the parties may apply to any court of competent jurisdiction for preliminary or interim equitable relief, or to compel arbitration in accordance with this paragraph, without breach of this arbitration provision.

9.  This Agreement shall terminate if (i) Optionee fails to exercise the Option pursuant to this Agreement prior to May 12, 2007, or (ii)the Closing does not occur within 30 days of receipt of the Exercise Notice as described in Section 3 above if Optionor has taken all measures required of it to close and the failure to close results solely from the acts or failure to act of the Optionee.

10. This Agreement may be executed in counterparts by the parties, and it shall take effect upon the mutual exchange of faxed signature pages of the Agreement from each party to the other, which exchange will be followed by an exchange of executed originals of the Agreement no later than five days after the date of this Agreement.

[Signature Page Follows]

The parties have executed and delivered this Agreement as of the date first written above.

Diguang International Development Co., Ltd.

By:  /s/ Song Hong
Song Hong, Chief Operating Officer

Shenzhen Diguang Electronics, Co., Ltd.

By:  /s/ Song Yi
Song Yi, Chief Executive Officer

Sino Olympics Industrial Limited

By:  /s/ Song Yi
Song Yi, Chief Executive Officer

Song Yi

/s/ Song Yi

Song Hong

/s/ Song Hong